CERTIFICATE OF INCORPORATION

OF

MICROVISION, INC.

ARTICLE I

        The name of this corporation is Microvision, Inc.

ARTICLE II

        The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of Newcastle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

        The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

        The total number of shares of capital stock which this corporation shall have the authority to issue is one hundred fifty million (150,000,000) shares, consisting of (i) one hundred twenty five million (125,000,000) shares of common stock, $.001 par value ("Common Stock") and (ii) twenty five million (25,000,000) shares of preferred stock, $.001 par value ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of this corporation.

        1.    Common Stock.

        A. General.    The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock.

        B. Voting.    Each share of Common Stock shall be entitled to one vote. There shall be no cumulative voting.

        C. Number.    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

        D. Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

        E. Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

        2.    Preferred Stock.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

ARTICLE V

        This corporation shall have a perpetual existence.

ARTICLE VI

        In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors, acting by majority vote of the entire Board, is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

        Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VIII

        1.    Indemnification.    The Corporation shall, to the maximum extent permitted under the DGCL and except as set forth below, indemnify and upon request advance expenses to each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

        2.    Determination of Entitlement to Indemnification.    Any indemnification under paragraph 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

        A. by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

        B. by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

        C. if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion; or

        D. by the holders of a majority of the Common Stock.

        3.    Advance of Expenses.    Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

        4.    Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

        5.    Other Rights.    This corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        6.    Merger or Consolidation.    If this Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

        7.    Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

        8.    Scope of Article.    Indemnification and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefits of the heirs, executors and administrators of such a person.

        9.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

ARTICLE IX

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation upon the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

        This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

        1.    Number of Directors.    The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

        2.    Election of Directors.    Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

        3.    Terms of Office.    Except as provided in Section 5 of this Article, each director shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected; provided, however, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

        4.    Removal.    The directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

        5.    Vacancies.    Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

        6.    Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

ARTICLE XI

        The books of this Corporation may, subject to any statutory requirements, be kept outside the State of Delaware as may be designated by the Board of Directors or by the By-Laws of this Corporation.

ARTICLE XII

        At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of such class of the Corporation may not take any action by written consent in lieu of a meeting.

ARTICLE XIII

        Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), a majority of the Board of Directors or as otherwise provided in the By-Laws of this Corporation. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal or to adopt any provisions inconsistent with the purpose or intent of this Article XIII.

        IN WITNESS WHEREOF, the undersigned sole incorporator hereby certifies that the facts stated above are true as of this 30th day of April, 2003.

/s/ THOMAS M. WALKER Thomas M. Walker Incorporator P.O. Box 3008 (mailing) 19910 North Creek Parkway (office) Bothell, WA 98011-3008 USA